UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2006

DPAC TECHNOLOGIES CORP.

(Exact name of registrant as specified in its charter)

California	Commission File No. 0-14843	33-0033759
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)

5675 Hudson Industrial Parkway Hudson, Ohio	44236
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:

(800) 553-1170

7321 Lincoln Way, Garden Grove, California 92841

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction

On February 28, 2006 DPAC Technologies Corp. a California corporation (the “Company” or “DPAC”) completed the merger (the “Merger”) of its wholly owned subsidiary, DPAC Acquisition Sub, Inc., an Ohio corporation with and into QuaTech, Inc., an Ohio corporation (“QuaTech”). By operation of the Merger, QuaTech became a wholly-owned subsidiary of the Company and former shareholders of QuaTech were issued in the aggregate 64,095,857 shares of common stock of the Company. The Company filed its Current Report on Form 8-K to report the merger and related transactions on March 6, 2006. In that Form 8-K the Company stated that QuaTech’s financial statements for the year ended December 31, 2005 as well as pro forma financial information through December 31, 2005 will be filed by amendment to the Form 8-K. Such financial statements and pro form financial information are being filed herewith.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements of the business acquired

Audited Financial Statements of QuaTech for the periods ending December 31, 2005 and 2004 are attached.

(b) Pro forma financial information

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION AS

OF DECEMBER 31, 2005

The following unaudited pro forma condensed consolidated financial statements combine the historical balance sheets of DPAC Technologies and QuaTech at December 31, 2005 and their respective statements of operations for the years ended December 31, 2005 and 2004, giving effect to both the merger, using the purchase method of accounting, and the new financing which was closed in conjunction with the merger.

For accounting purposes, QuaTech is considered to be acquiring DPAC in this transaction. Accordingly, the purchase price is allocated among the fair values of the assets and liabilities of DPAC, while the historical results of QuaTech are reflected in the results of the combined company. The transaction will be accounted for under the purchase method of accounting in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations.” Under the purchase method of accounting, the total estimated purchase price, calculated as described in Note 2 to these unaudited pro forma condensed consolidated financial statements, is allocated to DPAC’s net tangible and intangible assets acquired and liabilities assumed in connection with the transaction, based on their estimated fair values as of the completion of the transaction. The fair value of the intangible assets was determined by using the $2.4 million valuation as established in the License Agreement as amended on October 20, 2005. This preliminary valuation and purchase price allocation is the basis of the estimates of fair value reflected in these unaudited pro forma condensed consolidated financial statements.

We provide the following information to aid you in your analysis of the financial aspects of the merger. We derived this information for DPAC from the unaudited financial statements of DPAC for the years ended December 31, 2005 and 2004. We derived this information for Quatech from the audited financial statements of QuaTech for the fiscal years ended December 31, 2005 and 2004.

The unaudited pro forma condensed consolidated balance sheet as of December 31, 2005 gives effect to DPAC’s merger with QuaTech and the new financing as if the transaction had occurred on that date. The unaudited pro forma condensed combined consolidated balance sheet is based on the historical balance sheet of DPAC as of December 31, 2005 and the historical balance sheet of QuaTech as of December 31, 2005. The unaudited pro forma condensed consolidated statements of operations for the fiscal years ended December 31, 2005 and 2004 give effect to DPAC’s merger with QuaTech as if it had occurred on January 1, 2004 (the first day of fiscal year 2004 for QuaTech).

The unaudited pro forma condensed consolidated financial information is for illustrative purposes only. The companies may have performed differently had they always been combined. You should not rely on the pro forma condensed consolidated financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience after the merger.

1.	Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of December 31, 2005

(In thousands)

	Quatech 12/31/2005	DPAC 12/31/2005	Pro Forma Adjustments	Ref.		Pro Forma Consolidated
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$11	$381	$1,122	(5a	)	$1,014
			(500)	(5c	)
Accounts receivable, net	1,330	463	(409)	(5f	)	1,384
Inventories	1,633	18	—			1,651
Prepaid expenses and other current assets	119	49	—			168
Current assets of discontinued operations			—			—

Total current assets	3,093	911	213			4,217
PROPERTY, net	282	162	—			444
DEFERRED FINANCING COSTS	63	—	209	(5a	)	272
GOODWILL & OTHER INTANGIBLE ASSETS	4,133	—	3,860	(5b	)	8,493
			917	(5c	)
			(417)	(5c	)
OTHER ASSETS	—	41				41

TOTAL	$7,571	$1,114	$4,782			$13,467

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Short-term debt	$1,175	$500	$(500)	(5d	)	$1,175
Current portion of long term debt	1,125	102	(925)	(5a	)	302
Accounts payable and accrued liabilities	1,875	538	(409)	(5f	)	2,004
Accrued restructuring costs - current	—	319	$—			319
Current liabilities of discontinued operations	—		—			—

Total current liabilities	4,175	1,459	(1,834)			3,800
ACCRUED RESTRUCTURING COSTS - LT	—	652	—			652
SUBORDINATED TERM LOAN, NET	1,773	—	1,814	(5a	)	3,587
DEFERRED TAX LIABILITY	324	—	—			324
LIABILITY FOR WARRANTS			544	(5a	)	544
OTHER	—	56	—			56

Total long-term liabilities	2,097	708	2,358			5,163

STOCKHOLDERS’ EQUITY:
Common stock	500	27,361	5,508	(5b	)	5,455
			500	(5d	)
			(28,414)	(5e	)
Preferred Stock	1,300	—	(1,300)	(5b	)	—
Treasury Stock	(102)	—	102	(5b	)	—
Additional paid-in capital	450	2,702	(450)	(5b	)	—
			(2,702)	(5e	)
Accumulated deficit	(849)	(31,116)	(102)	(5a	)	(951)
			31,116	(5e	)

Net stockholders’ equity	1,299	(1,053)	4,258			4,504

TOTAL	$7,571	$1,114	$4,782			$13,467

See accompanying notes to unaudited pro forma condensed combined consolidated financial statements.

2.	Unaudited Pro Forma Condensed Consolidated Statement of Operations

Year Ended December 31, 2004

(In thousands, except for per share data)

	Quatech 12/31/2004	DPAC 12/31/2004	Pro Forma Adjustments			Pro Forma Consolidated
NET SALES	$10,702	$1,098	—			$11,800
COST OF SALES	6,200	894	—			7,094

GROSS PROFIT	4,502	204	—			4,706
COSTS AND EXPENSES:
General and administrative	1,432	2,821	480	(5g	)	4,733
Sales and marketing	1,640	1,881	—			3,521
Research and development	655	1,501	—			2,156
Goodwill impairment charge	—	—	—			—
Restructuring charges	—	573	—			573

Total costs and expenses	3,727	6,776	480			10,983

INCOME (LOSS) FROM OPERATIONS	775	(6,572)	(480)			(6,277)
OTHER INCOME (EXPENSE):
Interest income	—	33	—			33
Interest expense	(585)	—	(760)	(5h	)	(1,345)
Other	(55)	—	—			(55)

Total other income (expense)	(640)	33	(760)			(1,367)

INCOME (LOSS) BEFORE INCOME TAX PROVISION	135	(6,539)	(1,240)			(7,644)
INCOME TAX PROVISION	130	—	—			130

INCOME (LOSS) FROM CONTINUING OPERATIONS	$5	$(6,539)	$(1,240)			$(7,774)

Basic and diluted net loss per share		$(0.28)				$(0.08)
Weighted average shares used in calculation of basic and diluted net loss		23,319	69,363	(6)		92,682

See accompanying notes to unaudited pro forma condensed combined consolidated financial statements.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

5.	Year Ended December 31, 2005

(In thousands, except for per share data)

	QuaTech 12/31/2005	DPAC 12/31/2005	Pro Forma Adjustments			Pro Forma Consolidated
NET SALES	$10,546	$1,738	$(621)	(5i	)	$11,663
COST OF SALES	5,688	1,206	(475)	(5i	)	6,419

GROSS PROFIT	4,858	532	(146)			5,244
COSTS AND EXPENSES:
General and administrative	1,530	2,618	480	(5g	)	4,482
			(146)	(5i	)
Sales and marketing	2,000	854	—			2,854
Research and development	833	704	—			1,537
Write-off of amount due from technology license	—	282	—			282
Goodwill impairment	—	4,529	—			4,529
Restructuring charges	—	92	—			92

Total costs and expenses	4,363	9,079	334			13,776

INCOME (LOSS) FROM OPERATIONS	495	(8,547)	(480)			(8,532)
OTHER INCOME (EXPENSE):
Interest income	—	21	—			21
Interest expense	(598)	(25)	(760)	(5h	)	(1,383)
Other	(50)	—	—			(50)

Total other income (expense)	(648)	(4)	(760)			(1,412)

INCOME (LOSS) BEFORE INCOME TAX PROVISION	(153)	(8,551)	(1,240)			(9,944)
INCOME TAX PROVISION (BENEFIT)	(39)	—	—			(39)

INCOME (LOSS) FROM CONTINUING OPERATIONS	$(114)	$(8,551)	$(1,240)			$(9,905)

Basic and diluted net loss per share		$(0.36)				$(0.11)
Weighted average shares used in calculation of basic and diluted net loss per share		23,745	69,363	(6)		93,108

See accompanying notes to unaudited pro forma condensed combined consolidated financial statements.

Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Information

(1) Description of Transactions and Basis of Pro Forma Presentation

On April 26, 2005, QuaTech and DPAC entered into a merger agreement, subsequently amended on August 5, 2005 and October 20, 2005, and which was consummated on February 28, 2006, for a transaction to be accounted for as a purchase under accounting principles generally accepted in the United States of America. Under terms of the transaction, DPAC issued approximately 64.1 million shares of its common stock for all of QuaTech’s outstanding shares of preferred stock and common stock. For accounting purposes, the transaction is considered a “reverse merger” under which QuaTech is considered to be acquiring DPAC. Accordingly, the purchase price is allocated among the fair values of the assets and liabilities of DPAC, while the historical results of QuaTech are reflected in the results of the combined company.

The 23.7 million shares of DPAC common stock outstanding, the 4.9 million shares of DPAC common stock that was issued upon the conversion of the Development Capital Ventures LP (DCV) note and the outstanding DPAC options and warrants, are considered as the basis for determining the consideration to be paid in the reverse merger transaction.

In addition, each QuaTech stock option outstanding on the closing date was converted to DPAC options by multiplying the QuaTech options by the same factor described above. The new exercise price was determined by dividing the old exercise price by the same factor. Each of these options and warrants are subject to the same terms and conditions that were in effect for the related QuaTech options. Further, as a result of the merger, options to purchase an aggregate of 16,004 shares of QuaTech common stock that are held by officers and employees of QuaTech immediately vested up the close.

DPAC entered into a loan agreement with Development Capital Ventures LP (DCV) on August 5, 2005 to provide $500,000 in senior convertible debt financing. The note is convertible at DCV’s option into 3.3 million shares of DPAC common stock. The note automatically converted into DPAC common stock upon the closure of the merger with QuaTech. An additional 1.6 million shares of DPAC common stock were issued upon the closure of the merger with QuaTech and the conversion of the note to common stock.

On August 5, 2005, DPAC concurrently entered into a License Agreement extending to DCV an exclusive world-wide license to manufacture and distribute all of DPAC’s products in the wireless technology area, with the right to sublicense the technology to QuaTech. Under the License Agreement, QuaTech will be obligated to pay DPAC a royalty for each unit shipped. On October 20, 2005 the License Agreement was amended to grant QuaTech an option to elect to prepay any and all license fees for a one-time cash payment of $2.4 million, which the parties have agreed is the fair market value of the exclusive license. QuaTech elected to exercise its option to prepay the license fee immediately preceding the merger.

The following table details the adjustments made to DPAC’s audited Statement of Operations for the year ended February 28, 2005 to convert to a year ended December 31, 2004 for the pro forma presentation.

DPAC Technologies Corp. Statement of Operations	Year Ended February 28, 2005	Unaudited
		Plus Two Months Ended Feb. 28, 2004	Less Two Months Ended Feb. 28, 2005	Twleve Months Ended Dec. 31, 2004
NET SALES	$1,426	$57	$385	$1,098
COST OF SALES	1,037	63	206	894

GROSS PROFIT	389	(6)	179	204
COSTS AND EXPENSES:
Sales and marketing	1,922	220	261	1,881
General and administrative	2,608	549	336	2,821
Research and development	1,405	307	211	1,501
Goodwill impairment charge	4,529	—	4,529	—
Restructuring charges	665	—	92	573

Total operating expenses	11,129	1,076	5,429	6,776

LOSS FROM OPERATIONS	(10,740)	(1,082)	(5,250)	(6,572)
INTEREST INCOME	36	4	7	33

LOSS BEFORE INCOME TAX BENEFIT	(10,704)	(1,078)	(5,243)	(6,539)
INCOME TAX PROVISION	—	—	—	—

LOSS FROM CONTINUING OPERATIONS	$(10,704)	$(1,078)	$(5,243)	$(6,539)

(2) Preliminary Merger Purchase Price

The unaudited pro forma condensed consolidated financial statements reflect the merger of QuaTech with DPAC as a reverse merger wherein QuaTech is deemed to be the acquiring entity from an accounting perspective. Under the purchase method of accounting, DPAC’s 23.7 million outstanding shares of common stock and its stock options and warrants were valued using the average closing price on OTC Bulletin Board of $0.09 per share for the two days before and two days after October 20, 2005. The fair value of the DPAC outstanding stock options and warrants were determined using the Black-Scholes option pricing model with the following assumptions: stock price of $0.09, which is the value ascribed to the DPAC shares in determining the purchase price; volatility of 82.3% to 101.1%; risk-free interest rate of 2.3% to 4.0%; and an expected life of .25 to 8.0 years.

The estimated purchase price is summarized as follows (in thousands):

Fair value of DPAC outstanding common stock	$2,609
Fair value of DPAC outstanding stock options and warrants	198
Estimated merger costs	900

Total Estimated Purchase Price	$3,607

(3) Preliminary Merger Purchase Price Allocation

Based upon the estimated purchase price, the preliminary purchase price allocation, which is subject to change based on DPAC’s final analysis, is as follows (in thousands):

Tangible assets acquired, including $381 in cash and cash equivalents	$1,114
Estimated fair value of intangible assets – developed technology	2,400
Estimated fair value of goodwill	2,260
Liabilities assumed	(2,167)

Net assets acquired	$3,607

The final determination of the purchase price allocation will be based on the fair values of the assets, including the fair value of goodwill and other intangibles, and the fair value of liabilities assumed at the date of the closing of the merger. The purchase price will remain preliminary until the Company is able to finalize its valuation of significant intangible assets acquired and adjust the fair value of the other assets and liabilities acquired. The final determination of the purchase price allocation will be completed as soon as practicable after the date of the closing of the merger. The final amounts allocated to assets and liabilities acquired could differ significantly from the amounts presented in the unaudited pro forma condensed combined consolidated balance sheet and related notes.

(4) Preliminary Accounting for New Financing

QuaTech entered into two new financing agreements to provide a total of up to $3.1 million in financing prior to the close and QuaTech and DPAC jointly entered into a financing agreement providing an additional $1.5 million simultaneously with the merger transaction.

On February 28, 2006, QuaTech entered into a Fifth Amendment to its Credit Agreement with National City Bank. Pursuant to the Agreement, QuaTech has borrowed $600,000 as a term loan and has access to a revolving commitment of up to $2,000,000. The term loan is payable in 18 consecutive monthly installments of principal beginning on March 5, 2006 in the amount of $16,667 for the first 17 installments and the unpaid balance payable as the 18th installment. The revolving commitment allows QuaTech to borrow and repay based upon working capital needs. The amount of available borrowing under the revolving commitment is based upon a borrowing base of QuaTech’s eligible accounts receivable and inventory. The interest rate on the term loan is the prime rate plus 2% and is payable monthly. Interest accrues on the revolving credit at a rate that may fluctuate from 0.5% to 4% above the prime rate. National City is secured by all of the assets of QuaTech and Steven Runkel and William Roberts have personally guaranteed QuaTech’s indebtedness to National City under the term loan.

On January 27, 2006 QuaTech entered into a Loan Agreement with the Director of Development of the State of Ohio pursuant to which QuaTech may borrow up to $2,500,000 for certain eligible project financing. The State of Ohio Debt accrues interest at the rate of 8.0% per year. Payments of interest only are due and payable monthly from March 2006 through February 2007. Thereafter, QuaTech is obligated to make 48 consecutive monthly principal payments of $10,417 per month plus interest with the balance due on February 1, 2011. On February 1, 2011 QuaTech must also pay the State of Ohio a participation fee equal to the lesser of 10% of the maximum principal amount borrowed or $250,000. The State of Ohio Debt is secured by all the assets of QuaTech which security interest is subordinated to the interest of National City Bank. The participation is being accrued as additional interest each month over the term of the loan.

On February 28, 2006, QuaTech and DPAC entered into a certain Joinder Agreement and Third Amendment to the Subordinated Loan and Security Agreement with The HillStreet Fund, L.P. The Subordinated Loan and Security Agreement as amended is hereinafter referred to as the “HillStreet Loan Agreement”. Pursuant to the HillStreet Loan Agreement, DPAC and QuaTech, as co-borrowers, has borrowed $1,500,000 (the “HillStreet Debt”) which is to be repaid with interest at the rate of 15% per year on or before August 31, 2007. The HillStreet Debt may be prepaid at any time without penalty. Upon payment of the HillStreet Debt, the Company must also pay HillStreet a success fee of $500,000. The HillStreet Debt is secured by all the assets of the Company which security interest is subordinated to the interest of National City Bank and is pari passu to the security interest of the State of Ohio. The success fee is being accrued as additional interest expense each month over the term of the loan.

In connection with the HillStreet Loan Agreement, the Company issued to HillStreet a warrant to purchase 5,443,457 of Company common stock at an exercise price of $0.00001 per share. The warrant expires on February 28, 2016. At any time upon the first to occur of February 28, 2008 or certain specified capital transaction involving the Company, HillStreet has the right to put the warrant or any Company common stock issued in exercise of the warrant to the Company at a price equal to greatest of (i) the fair market value as established by a capital transaction or public offering; (ii) six times the Company’s EBITDA for the trailing 12 month period; and (iii) an appraised value.

In accordance with Statement of Financial Accounting Standards No. 150, “Accounting for Certain Financial Instruments with Characteristics of Liabilities and Equity,” (“SFAS 150”), due to the put feature of the warrant, the Company classified the fair value of the warrant, calculated to be $544,000, as a separate liability and discounted the principal amount of the Hillstreet note. The $544,000 will be accreted to the principal amount of the Hillstreet loan amount over the 18 month term of the note as additional interest expense. Under SFAS 150, the Company is required to adjust the warrants to their fair value through earnings at the end of each reporting period.

(5) Pro Forma Adjustments (in thousands)

(a)	To record new financing and pay-off of historical QuaTech subordinated debt (see Note 4).

	Cash	Deferred Financing Charges	Curent Portion of LT Debt	Subordinated Debt	Liability for Warrants	Accumulated Deficit
To record new debt	$4,122	$209	$(200)	$(3,587)	$(544)
To record pay-off of historical Quatech Subordinated Debt	(3,000)		1,125	1,773		102

	$1,122	$209	$925	$(1,814)	$(544)	$102

Detachable warrants issued in conjunction with the new financing provide the holder with an option to purchase 5.4 million shares of DPAC common stock. A portion of the proceeds from the issuance of the subordinated note was allocated to the warrants, representing their estimated fair value. The fair value of the warrants was determined to be $544,000 using the Black-Scholes option pricing model with the following assumptions: stock price of $0.10; volatility of 94.8%; risk-free interest rate of 3.7%; and an expected life of 10.0 years.

(b)	To record issuance of DPAC common shares for QuaTech common shares and to eliminate QuaTech equity accounts (see Notes 2 and 3).

	Intangible Assets & Goodwill	Common Stock	Preferred Stock	Treasury Stock	Additional Paid In Capital
To record the fair value of DPAC outstanding common stock (see Note 1)		$(2,609)
To record the fair value of DPAC outstanding stock options and warrants		(198)
To eliminate QuaTech Common Stock, $0.01 par value per share		500
To eliminate QuaTech Preferred Stock			1,300
To eliminate QuaTech Treasury Stock				(102)
To eliminate QuaTech Add’l Paid in Capital					450
To record the fair value of acquired intangible assets	2,400
To record the excess purchase price over DPAC’s net assets as Goodwill	1,460
To record the off-setting entry for the elimination of certain QuaTech and DPAC equity accounts		(3,201)

	$3,860	$(5,508)	$1,300	$(102)	$450

(c)	To record estimated merger transactions costs. Additionally, DPAC as the accounting acquiree in the reverse merger transaction has expensed approximately $655,000 of direct transactions cost incurred as of December 31, 2005.

Cash	$(500)
Other assets – capitalized acquisition costs incurred	(417)

Goodwill	$917

Estimated transaction costs are comprised of the following:
Success fee for investment bankers	$470
Legal, accounting and printing	447

Total estimated fees	$917

(d)	To record conversion of convertible bridge loan to equity at completion of the merger by issuance of 4.9 million shares of common stock (see Note 1).

To record conversion of Bridge Loan for Common Stock
Note Payable	$500
Common Stock	$(500)

(e)	To fully eliminate DPAC historical accumulated deficit in accordance with reverse merger accounting (see Note 1).

Accumulated Deficit	$(31,116)
Additional Paid in Capital	2,702
Common Stock	28,414

(f)	To eliminate intercompany accounts receivable and accounts payable at December 31, 2005.

(g)	To record amortization of acquired identifiable intangible assets resulting from the merger, based on an estimated five-year life and using straight-line amortization.

(h)	Pro forma adjustment is an aggregate of the following:

	Year ended December 31, 2005	Year ended December 31, 2004
To eliminate interest related to Quatech historical subordinated debt	$450	$450
To eliminate amortization of discount on QuaTech historical subordinated debt	64	64
To record interest expense on new debt financing	(482)	(482)
To record accretion of success fee on new financing as interest expense	(383)	(383)
To record as interest expense the amortization of the fair value of detachable warrants	(362)	(362)
To record amortization of deferred interest expense on new debt financing	(47)	(47)

	$(760)	$(760)

(i)	To eliminate intercompany sales and cost of sales for the twelve months ended December 31, 2005.

(6) Net Loss Per Common Share Data

Shares used to calculate unaudited pro forma combined net loss per basic and diluted share were computed by adding 64.1 million common shares issued as a result of the merger, 4.9 million common shares issued as a result of converting the DCV debt to equity. As the pro forma condensed combined consolidated statement of operations for all periods presented shows a net loss, weighted average basic and diluted shares are the same.

(d) Exhibits

Exhibit No.	Description

4.1	Registration Rights Agreement, between DPAC Technologies Corp. and the HillStreet Fund, LP, dated as of February 28, 2006. (Previously filed.)

4.2	Warrant to Purchase Common Stock of DPAC Technologies Corp., issued to The HillStreet Fund, LP, dated as of February 28, 2006. . (Previously filed.)

10.1	Employment Agreement, between Steven D. Runkel and DPAC Technologies Corp., effective as of February 28, 2006. . (Previously filed.)

10.2	Subordinated Loan and Security Agreement, between WR Acquisition, Inc., as Borrower, and The HillStreet Fund, L.P., as Lender, dated as of July 28, 2000 (the “HillStreet Loan Agreement”).. (Previously filed.)

10.3	First Amendment to the HillStreet Loan Agreement, dated as of August 5, 2005. . (Previously filed.)

10.4	Second Amendment to the HillStreet Loan Agreement, dated as of January 27, 2006. . (Previously filed.)

10.5	Third Amendment to the HillStreet Loan Agreement, dated as of February 28, 2006. . (Previously filed.)

10.6	Credit Agreement, between WR Acquisition, Inc., as Borrower, and National City Bank, as Lender, dated as of July 28, 2000 (the “National City Credit Agreement”).. (Previously filed.)

10.7	First Amendment to the National City Credit Agreement, dated as of March 25, 2002. . (Previously filed.)

10.8	Second Amendment to the National City Credit Agreement, dated as of September 4, 2002. . (Previously filed.)

10.9	Third Amendment to the National City Credit Agreement, dated as of November 25, 2003. . (Previously filed.)

10.10	Fourth Amendment to the National City Credit Agreement, dated as of July 21, 2005. . (Previously filed.)

10.11	Fifth Amendment to the National City Credit Agreement, dated as of February 28, 2006. . (Previously filed.)

10.12	Loan Agreement, between QuaTech, Inc., as Borrower, and the Director of Development of the State of Ohio, as Lender, dated as of January 27, 2006. . (Previously filed.)

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Independent Registered Public Accounting Firm

99.1	Press release of DPAC Technologies Corp., dated February 28, 2006. . (Previously filed.)

QUATECH, INC.

FINANCIAL STATEMENTS

December 31, 2005, 2004 and 2003

QUATECH, INC.

Page No.
INDEPENDENT AUDITORS’ REPORTS	F3 – F4

FINANCIAL STATEMENTS:

Balance Sheets	F5 – F6

Statements of Operations	F7

Statements of Stockholders’ Equity	F8

Statements of Cash Flows	F9

Notes to Financial Statements	F10 – F22

Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors

QuaTech, Inc.

Hudson, Ohio

We have audited the accompanying balance sheet of QuaTech, Inc. as of December 31, 2005, and the related statements of operations, stockholders’ equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of QuaTech, Inc. as of December 31, 2005 and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ HAUSSER + TAYLOR LLC

Cleveland, Ohio

February 2, 2006, except for Note 13, as to

        which the date is February 28, 2006

Bober, Markey, Fedorovich

& Company

411 Wolf Ledges Parkway
Certified Public Accountants / Business Advisors	Suite 400
A Professional Corporation	Akron, Ohio 44311-1040
330.762.9785
FAX 330.762.3108
www.bobermarkey.com

INDEPENDENT AUDITORS’ REPORT

Stockholders and

Board of Directors

QuaTech, Inc.

Akron, Ohio

We have audited the accompanying balance sheet of QuaTech, Inc. (the Company) as of December 31, 2004 and the related statements of operations, stockholders’ equity, and cash flows for the years ended December 31, 2004 and 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of QuaTech, Inc. as of December 31, 2004 and the results of its operations and its cash flows for the years ended December 31, 2004 and 2003 in conformity with accounting principles generally accepted in the United States of America.

BOBER, MARKEY, FEDOROVICH & COMPANY

March 30, 2005

QUATECH, INC.

BALANCE SHEETS

December 31, 2005 and 2004

	2005	2004
ASSETS
CURRENT ASSETS
Cash	$11,164	$326
Accounts receivable, net	1,330,154	1,278,622
Inventory, net	1,633,125	1,052,493
Refundable income taxes	—	75,747
Deferred tax asset	75,049	49,698
Prepaid expenses	43,678	69,680

TOTAL CURRENT ASSETS	3,093,170	2,526,566

PROPERTY, PLANT, AND EQUIPMENT
Leasehold improvements	103,714	103,714
Machinery and equipment	214,573	199,324
Computer software and equipment	446,766	437,276
Office furniture and equipment	79,602	79,602

	844,655	819,916
Less: accumulated depreciation	562,837	430,897

NET PROPERTY, PLANT, AND EQUIPMENT	281,818	389,019

OTHER ASSETS
Financing costs, less accumulated amortization of $276,600 and $244,305 for 2005 and 2004, respectively	62,681	32,270
Trademarks	2,573,000	2,573,000
Goodwill	1,082,859	1,082,859
Merger costs	417,498	3,564
Licensing costs	50,024	—
Other assets	10,000	—

TOTAL OTHER ASSETS	4,196,062	3,691,693

TOTAL ASSETS	$7,571,050	$6,607,278

The accompanying notes are an integral part of these financial statements.

QUATECH, INC.

BALANCE SHEETS

December 31, 2005 and 2004

	2005	2004
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Bank overdraft	$—	$190,540
Revolving credit facility	1,175,000	325,470
Current portion of long-term debt	1,125,000	750,000
Accounts payable	1,283,604	876,364
Income taxes payable	3,000	3,000
Accrued and withheld taxes and expenses	588,270	497,718

TOTAL CURRENT LIABILITIES	4,174,874	2,643,092

LONG-TERM LIABILITIES
Subordinated term loan, net of unamortized discount	1,773,213	2,083,928
Deferred tax liability	323,663	349,733

TOTAL LONG-TERM LIABILITIES	2,096,876	2,433,661

TOTAL LIABILITIES	6,271,750	5,076,753

STOCKHOLDER’S EQUITY
Convertible, redeemable 9% series A preferred, $.00001 par value	1,300,000	1,300,000
2,000,000 - Authorized
650,000 - Issued and outstanding
Common stock, $.00001 par value
3,000,000 - Authorized
302,236 - Issued	500,000	500,000
Paid in capital, stock warrants	450,000	450,000
Retained earnings (deficit)	(848,667)	(617,442)

	1,401,333	1,632,558
Less: Treasury shares, 37,103, at cost	(102,033)	(102,033)

TOTAL STOCKHOLDERS’ EQUITY	1,299,300	1,530,525

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$7,571,050	$6,607,278

The accompanying notes are an integral part of these financial statements.

QUATECH, INC.

STATEMENTS OF OPERATIONS

For the Years Ended December 31, 2005, 2004, and 2003

	2005	2004	2003
REVENUE	$10,546,417	$10,701,720	$9,027,911

COST OF GOODS SOLD	5,688,122	6,199,775	5,336,102

GROSS PROFIT	4,858,295	4,501,945	3,691,809

OPERATING EXPENSES
Sales and marketing	1,999,686	1,640,332	1,600,806
Research and development	833,548	654,546	834,416
General and administrative	1,530,072	1,431,668	1,522,087

	4,363,306	3,726,546	3,957,309

INCOME (LOSS) FROM OPERATIONS	494,989	775,399	(265,500)

OTHER EXPENSE
Interest expense	597,917	585,656	606,522
Miscellaneous	50,440	54,235	47,447

TOTAL OTHER EXPENSE	648,357	639,891	653,969

INCOME (LOSS) BEFORE INCOME TAXES	(153,368)	135,508	(919,469)

INCOME TAX EXPENSE (BENEFIT)
Current	12,278	(1,767)	(301,816)
Deferred	(51,421)	132,242	131,793

TOTAL INCOME TAXES	(39,143)	130,475	(170,023)

NET INCOME (LOSS)	$(114,225)	$5,033	$(749,446)

The accompanying notes are an integral part of these financial statements.

QUATECH, INC.

STATEMENTS OF STOCKHOLDERS’ EQUITY

For the Years Ended December 31, 2005, 2004, and 2003

	Preferred Stock		Common Stock		Paid in Capital Stock Warrants	Retained Earnings (Deficit)	Treasury Stock
	Shares	Amount	Shares	Amount			Shares	Amount	Total
BALANCE AT DECEMBER 31, 2002	650,000	$1,300,000	302,236	$500,000	$450,000	$360,971	5,183	$(14,253)	$2,596,718
NET LOSS	—	—	—	—	—	(749,446)	—	—	(749,446)
DIVIDENDS	—	—	—	—	—	(117,000)	—	—	(117,000)
PURCHASE OF TREASURY STOCK	—	—	—	—	—	—	31,920	(87,780)	(87,780)

BALANCE AT DECEMBER 31, 2003,	650,000	1,300,000	302,236	500,000	450,000	(505,475)	37,103	(102,033)	1,642,492
NET INCOME	—	—	—	—	—	5,033	—	—	5,033
DIVIDENDS	—	—	—	—	—	(117,000)	—	—	(117,000)

BALANCE AT DECEMBER 31, 2004	650,000	1,300,000	302,236	500,000	450,000	(617,442)	37,103	(102,033)	1,530,525
NET LOSS	—	—	—	—	—	(114,225)	—	—	(114,225)
DIVIDENDS	—	—	—	—	—	(117,000)	—	—	(117,000)

BALANCE AT DECEMBER 31, 2005	650,000	$1,300,000	302,236	$500,000	$450,000	$(848,667)	37,103	$(102,033)	$1,299,300

The accompanying notes are an integral part of these financial statements.

QUATECH, INC.

STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2005, 2004, and 2003

	2005	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(114,225)	$5,033	$(749,446)
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	164,210	194,028	185,159
Provision for bad debt	2,973	(12,837)	(7,540)
Provision for obsolete inventory	603	58,784	(20,512)
Impairment loss on building	—	—	128,216
Accretion of discount on subordinated debt	64,285	64,285	64,286
Deferred federal income taxes	(51,421)	132,242	131,793
Changes in operating assets and liabilities:
Accounts receivable	(54,505)	(280,136)	524,794
Inventory	(581,235)	(10,826)	249,090
Refundable income taxes	75,747	266,626	(342,373)
Prepaid expenses and other assets	16,002	45,652	(54,474)
Accounts payable	407,240	7,420	640,008
Income taxes payable	—	(500)	(318,624)
Accrued and withheld taxes and expenses	90,552	204,648	(15,216)

NET CASH PROVIDED BY OPERATING ACTIVITIES	20,226	674,419	415,161

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(24,739)	(71,617)	(174,861)
Proceeds from sale of building	—	38,657	—
Acquisition costs incurred	(413,934)	—	—
Purchase of license agreement	(50,024)	—	—

NET CASH USED IN INVESTING ACTIVITIES	(488,697)	(32,960)	(174,861)

CASH FLOWS FROM FINANCING ACTIVITIES
Net borrowings (repayments) under revolving credit facility	849,530	(396,310)	(281,000)
Increase (decrease) in bank overdraft	(190,540)	(124,074)	243,817
Principal payments on long-term debt	—	(9,857)	(21,600)
Financing costs incurred	(62,681)	—	—
Purchase of treasury stock	—	—	(87,780)
Dividends paid	(117,000)	(117,000)	(87,750)

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	479,309	(647,241)	(234,313)

NET INCREASE (DECREASE) IN CASH	10,838	(5,782)	5,987

CASH - BEGINNING OF YEAR	326	6,108	121

CASH - END OF YEAR	$11,164	$326	$6,108

SUPPLEMENTAL INFORMATION:
Cash paid during the year for:
Interest	$597,917	$541,869	$534,823

Income taxes	$12,278	$1,906	$352,500

NON-CASH INVESTING AND FINANCING ACTIVITIES:

    In 2004, the Company sold a building which was classified as held for sale in 2003. Proceeds of $412,253 from the sale were used to pay off debt related to the building.

The accompanying notes are an integral part of these financial statements.

QUATECH, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2005, 2004 and 2003

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

QuaTech, Inc. (the “Company”) designs and manufactures communication and data acquisition products for personal computer based systems. The Company sells to corporations in the domestic and foreign markets.

Cash and Cash Equivalents

The Company considers all short-term debt securities purchased with an initial maturity of three months or less to be cash equivalents.

Accounts Receivable

The Company extends unsecured credit to customers under normal trade agreements, which require payment within 30 days. Accounts greater than 90 days past due, which amounted to $0 of net receivables for the years ended December 31, 2005 and 2004, respectively, are considered delinquent. The Company does not charge interest on delinquent trade accounts receivable. Accounts greater than one year past due, which amount to $0 of net receivables for the years ended December 31, 2005 and 2004 are placed on non-accrual status. Unless specified by the customer, payments are applied to the oldest unpaid invoice. Accounts receivable are presented at the amounts billed.

Management estimates an allowance for doubtful accounts, which was $6,736 and $3,762 as of December 31, 2005 and 2004, respectively. The estimate is based upon management’s review of delinquent accounts and an assessment of the Company’s historical evidence of collections. Bad debt expense of $4,500 and $48,782 was recognized for the years ended December 31, 2005 and 2004, respectively as a result of the estimate. Specific accounts are charged directly to the reserve when management obtains evidence of a customer’s insolvency or otherwise determines that the account is uncollectible. Charge-offs of specific accounts for the years ended December 31, 2005 and 2004 totaled $1,526 and $61,619, respectively.

Inventories

Inventories consist principally of raw materials, sub-assemblies and finished goods, which are stated at the lower of average cost or market.

Property, Plant and Equipment

Property, plant and equipment are stated at cost. Major additions and improvements are charged to the property accounts while replacements, maintenance and repairs, which do not improve or extend the life of the assets, are expensed. When property is retired or otherwise disposed of, the cost of the property is removed from the asset accounts, accumulated depreciation is charged with an amount equivalent to the depreciation provided, and the difference is charged or credited to income for the period.

Depreciation and Amortization

Depreciation was computed using the straight-line method over the assets’ estimated useful lives, which are as follows:

Years
Leasehold improvements	11
Machinery and equipment	5-7
Computer software and equipment	3-5
Office furniture and equipment	7

QUATECH, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2005, 2004 and 2003

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Depreciation expense totaled approximately $132,000, $139,000, and $130,000 for the years ended December 31, 2005, 2004, and 2003, respectively.

Finance costs incurred are amortized over the average life of the associated financing arrangements. Amortization expense totaled approximately $32,000 for each of the years ended December 31, 2005, 2004, and 2003.

Capitalized Software

In accordance with Statements of Financial Accounting Standard (“SFAS”) 86 – Accounting for the Cost of Computer Software to be Sold, Leased, or Otherwise Marketed, the Company capitalized computer software costs related to the development of software packages to be sold along with a product when technological feasibility was reached. Total capitalized software was approximately $125,000 at December 31, 2005, 2004, and 2003. These costs are being amortized over the estimated useful life of the software utilizing the straight-line method and are reviewed annually for possible impairment.

Amortization expense for these software costs was approximately $25,000 for each of the years ended December 31, 2005, 2004 and 2003 and is included in depreciation expense. Accumulated amortization for these software costs was approximately $75,000, $50,000, and $25,000 at December 31, 2005, 2004, and 2003, respectively.

Intangible Assets

The Company adopted SFAS 142 - Goodwill and Other Intangible Assets effective January 1, 2002 and, accordingly, has ceased amortizing amounts related to goodwill and its trademarks starting January 1, 2002. The balance of intangible assets is comprised of goodwill of $1,082,859 and the Qua Tech trade name of $2,573,000 which was acquired by the Company from QUA TECH, INC. (an unaffiliated corporation from which the Company acquired substantially all of the assets). In accordance with SFAS 142, the Company has compared the fair value of the invested capital as compared to the carrying value of invested capital and determined that none of the goodwill and trademarks recorded was impaired. The fair value of invested capital was determined using a reasonable estimate of future cash flows of the Company and discounted to compute a net present value of future cash flows.

Advertising Costs

The cost of advertising is charged to expense as incurred. Advertising expense for the years ended December 31, 2005, 2004 and 2003 totaled approximately $379,000, $333,000, and $384,000, respectively.

Shipping and Handling Costs

The costs of shipping and handling billed to customers in sale transactions are recorded as revenue. Costs incurred for shipping and handling to customers are reported in operating expenses. Total shipping and handling costs incurred to ship goods to customers were approximately $251,000, $139,000, and $196,000 for the years ended December 31, 2005, 2004 and 2003, respectively.

QUATECH, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2005, 2004 and 2003

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Concentration of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of accounts receivable, which are derived primarily from distributors, original equipment manufacturers, and end customers.

The Company maintains its cash balances in one financial institution located in Northeastern Ohio. The balances are insured by the Federal Deposit Insurance Corporation up to $100,000. The Company had no uninsured cash balances at December 31, 2005 or 2004.

Stock-Based Compensation

The Company has elected to follow the accounting provisions of Accounting Principles Board Opinion No. 25 (APB 25), Accounting for Stock Issued to Employees, for stock-based compensation, which uses the intrinsic method to account for the compensation, and to furnish required disclosures under SFAS No. 123 Accounting for Stock-Based Compensation and SFAS No. 148 Accounting for Stock-Based Compensation – Transition and Disclosure. Effective for the first interim or annual reporting period that begins after December 15, 2005, the Company will be required to comply with SFAS 123R Share-Based Payments.

Warranties

The Company accrues an estimate of its exposure to warranty claims based on both current and historical product sales data and warranty costs incurred. The Company assesses the adequacy of its recorded warranty liability quarterly and adjusts the amount as necessary. The warranty liability is included in accrued liabilities in the accompanying balance sheet. Changes in the Company’s warranty liability were as follows:

	2005	2004
Warranty accrual, beginning of year	$25,960	$35,960
Charged to costs and expenses	92,809	69,175
Actual warranty expenditures	(89,721)	(79,175)

Warranty accrual, end of year	$29,048	$25,960

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. In addition, they affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

The Company calculates its reserve for excess and obsolete inventory based on the best estimate available as to the value of the items, and capitalizes labor and overhead to inventory based on estimates of applicable expenses. Additionally, the Company calculated its warranty reserve on the best available measure of claims. Because of the inherent uncertainties in estimating the above, it is at least reasonably possible that the estimate used will change within the near term.

QUATECH, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2005, 2004 and 2003

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Reclassifications

Certain 2004 and 2003 amounts have been reclassified to conform to their presentation in 2005.

Revenue Recognition

The Company recognizes product revenue when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable, and collectibility is reasonably assured.

The Company also offers marketing incentives to certain customers. These incentives are incurred based on the level of expenses the customers incur and are charged to operations as expenses in the same period.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities.

Fair Value of Financial Instruments

The fair values of cash and equivalents, accounts receivable, accounts payable and other short-term obligations approximate their carrying values because of the short maturity of the financial instruments. The carrying values of the Company’s long-term obligations approximate their fair value. In accordance with SFAS No. 107, “Disclosure About Fair Value of Financial Instruments,” rates available at balance sheet dates to the Company are used to estimate the fair value of existing obligations.

Recently Issued Accounting Standards

In December 2004, the FASB issued SFAS No. 123 (Revised), Share Based Payment. SFAS No. 123R replaces SFAS No. 123, Accounting for Stock Based Compensation, and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees. SFAS No. 123R requires compensation costs related to share-based payment transactions to be recognized in the financial statements. Compensation costs will be recognized over the vesting period of the award. SFAS No. 123R is effective as of the beginning of the first interim or annual reporting period that begins after December 15, 2005. The impact of SFAS No. 123R is to record the additional compensation expenses on the financial statements that is currently disclosed in Note 7.

QUATECH, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2005, 2004 and 2003

NOTE 2 – INVENTORIES

At December 31, 2005 and 2004, inventory is comprised of the following:

	2005	2004
Raw materials and sub-assemblies	$854,182	$371,104
Finished goods	859,408	761,250
Less: reserve for excess and obsolete inventory	(80,465)	(79,861)

	$1,633,125	$1,052,493

NOTE 3 – ASSETS HELD FOR SALE

During 2003, the Company relocated from an owned facility in Akron, Ohio to a leased facility in Hudson, Ohio. In accordance with accounting principles generally accepted in the United States of America, the Company stopped depreciating the owned building upon relocation to the leased building. Additionally, the owned building was reclassified from property, plant and equipment to current assets as held for sale. Based on the selling price and selling costs, the Company adjusted the carrying value of the building, which resulted in an impairment loss of $128,216 for the year ended December 31, 2003. The owned facility was sold in June 2004.

NOTE 4 – DEFERRED TAXES

At December 31, 2005 and 2004, net deferred tax balances consist of the following:

	2005	2004
Deferred tax assets
Accounts receivable	$2,560	$1,430
Accrued expenses	37,983	32,586
Inventory	34,506	32,440
Net operating loss carryforward	339,818	195,516

	414,867	261,972
Valuation allowance	(212,274)	(212,274)

Deferred tax assets, net	202,593	49,698
Deferred tax liabilities
Property, plant and equipment	(34,635)	(49,698)
Intangibles	(416,572)	(300,035)

Deferred tax liabilities, net	(451,207)	(349,733)

Deferred taxes, net	$(248,614)	$(300,035)

	2005	2004
Amounts included in balance sheets:
Current deferred tax assets	$75,049	$49,698
Long-term deferred tax liability	(323,663)	(349,733)

Deferred taxes, net	$(248,614)	$(300,035)

QUATECH, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2005, 2004 and 2003

NOTE 4 – DEFERRED TAXES (Continued)

Included in the total deferred tax assets, the Company has an income tax carryforward for federal net operating losses. The cumulative federal net operating loss carryforward of approximately $900,000 expires through 2025. The realization of the Company’s deferred tax assets, including this federal net operating loss, and the related valuation allowance are significant estimates requiring assumptions regarding the sufficiency of future taxable income to realize the future tax deductions from the reversal of deferred tax assets and the net operating losses prior to their expiration. There was no net change in the valuation allowance for 2005 and the net change for 2004 was approximately $75,000. The amount of the corresponding valuation allowance could change significantly in the near term if estimates of future taxable income are changed.

A reconciliation of the Company’s effective tax rate compared to the federal statutory tax rate is as follows:

	2005	2004	2003
Federal statutory rate	34%	34%	34%
State taxes	(2)%	5%	(2)%
Valuation allowance	—	55%	(15)%
Other	(6)%	2%	1%

	26%	96%	18%

NOTE 5 – DEBT

At December 31, 2005 and 2004, outstanding debt is discussed in the following paragraphs and consists of the following:

	2005	2004
Revolving credit facility	$1,175,000	$325,470

Subordinated term loan	3,000,000	3,000,000
Less: current portion	(1,125,000)	(750,000)
Less: discount on subordinated term loan due to paid in capital - stock warrants	(101,787)	(166,072)

	$1,773,213	$2,083,928

The Company entered into a $2,830,000 Credit Facility Agreement, (“Credit Facility”), with a bank on July 27, 2000, of which the following remain:

Term Loan B in the amount of $480,000 was paid in full in June 2004.

Revolving Credit Facility - The revolving credit line makes available to the Company a maximum of $2,000,000. The amount of funding available to the Company at any given time is dependent on a borrowing-base calculation specified in the Credit Facility. At December 31, 2005, the availability on the line of credit was $569,919. Interest is payable quarterly at a fluctuating rate of 1.00% plus the prime rate (7.25% and 5.25% at December 31, 2005 and 2004, respectively). Any overdue interest after the maturity date is payable according to the terms stated above plus 2.00% per annum. During 2005, the maturity date was amended to August 1, 2006 unless otherwise decided by the bank in an event of default. Substantially all of the Company’s assets are pledged as security under the Credit Facility. The Credit Facility contains several covenants regarding financial ratios, equity transactions, credit and borrowing activities, capital expenditures, and others.

QUATECH, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2005, 2004 and 2003

NOTE 5 – DEBT (Continued)

Subordinated Term Loan - On July 27, 2000, the Company entered into a $3,000,000 subordinated loan and security agreement, with detachable warrants, maturing on July 31, 2007. Interest is payable monthly commencing August 2000 at a rate of 15% per annum. Payments of $375,000 plus interest are due quarterly beginning April 2006. The remainder of the balance is due in full in October 2007. Substantially all of the Company’s assets are pledged as security under the agreement. This agreement is subordinate to the Credit Facility Agreement. The subordinated notes have been discounted by the fair market value of the detachable warrants, with a corresponding contribution to capital. The discount is amortized as additional interest expense and accretes the note to face at maturity. The Subordinated Term Loan Agreement contains several covenants regarding borrowing and investment activities, fixed asset transactions, compensation of management, earnings before interest, taxes, depreciation, amortization, and others.

The warrants provide the holder with an option to purchase 430,814 shares of common stock of the Company at an exercise price of $.01 per share and are subject to certain restrictions as defined in the warrant agreement. The warrants are exercisable in full or in part through July 31, 2010. The warrant holder has a put option to sell the warrants back to the Company based on a fair market value formula beginning July 28, 2005 or earlier based upon certain events as defined in the warrant agreement. A portion of the proceeds from the issuance of the subordinated note was allocated to the warrants, representing their estimated fair market value at the date of grant. The estimated fair market value of the warrants at the date of grant was $450,000. Actual fair market value could differ from this estimate.

Maturities of long-term debt as of December 31, 2005 are as follows:

2006	$1,125,000
2007	1,875,000

$3,000,000

NOTE 6 – COMMITMENTS

Distribution Agreement

The Company has entered into a Distribution Agreement with a related entity (the Distributor). This Agreement requires the Company to sell to the Distributor at fifty percent of the Company’s list price. This Agreement applies to the Distributor’s sales in mainland China, Hong Kong, and Taiwan only. The Agreement expires in July, 2010. Sales to the Distributor were approximately $115,000, $91,000, and $38,000 for the years ended December 31, 2005, 2004 and 2003, respectively.

Lease Commitments

The Company leases machinery and equipment under operating leases expiring at various dates through 2008.

The Company entered into an operating lease for building space during 2002. The lease payments began in April 2003 and continue through 2009. The lease agreement contains an escalation clause that requires rental payments to increase by $1,425 per month beginning in 2006 and continuing through the remainder of the lease term.

QUATECH, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2005, 2004 and 2003

NOTE 6 – COMMITMENTS (Continued)

Minimum future rental payments remaining under leases having original or remaining non-cancelable terms in excess of one year are:

2006	$215,000
2007	210,000
2008	200,000
2009	50,000

$675,000

Rent expense under leases was approximately $197,000, $230,000, and $155,000 for the years ended December 31, 2005, 2004 and 2003, respectively.

NOTE 7 – DESIGNATED STOCK

The Company has designated 128,488 shares of its common stock for distribution under an anticipated Equity Incentive Plan. The Plan became effective in 2001 upon adoption by the Board of Directors.

Under this arrangement, officers and certain other employees may be granted options to purchase Company stock at a price set by the Board of Directors on the date the options are granted. From January 1, 2001 through December 31, 2005, the Board of Directors granted a total of 83,327 options.

These options vest both in achieving operational benchmarks and then, equally over a period of fours years. Due to operational benchmarks not being achieved and the departures of certain employees, a total of 6,156 options have been forfeited through December 31, 2005.

QUATECH, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2005, 2004 and 2003

NOTE 7 – DESIGNATED STOCK (Continued)

Noted as follows are key characteristics of options as of and for the year ending December 31, 2005, 2004, and 2003:

	Vested & Exercisable Options	Non-Vested Options	Total Options	Weighted- Average Exercise Price
Outstanding, December 31, 2002
2001 Grant	11,422	11,420	22,842	$0.79
2002 Grant	6,302	18,907	25,209	$1.00

	17,724	30,327	48,051	$0.90

Options Granted	—	—	—	N/A
Options Exercised	—	—	—	N/A
Options Forfeited	—	—	—	N/A
Options Vested	12,013	(12,013)	—	$0.90

Net change in options	12,013	(12,013)	—	$—

Outstanding, December 31, 2003
2001 Grant	17,133	5,709	22,842	$0.79
2002 Grant	12,604	12,605	25,209	$1.00

	29,737	18,314	48,051	$0.90

Options Granted	—	34,276	34,276	$2.75
Options Exercised	—	—	—	N/A
Options Forfeited	(709)	(3,228)	(3,937)	$(1.94)
Options Vested	19,596	(19,596)	—	$1.65

Net change in options	18,887	11,452	30,339	$0.75

Outstanding, December 31, 2004
2001 Grant	22,842	—	22,842	$0.79
2002 Grant	17,843	5,948	23,791	$1.00
2004 Grant	7,939	23,818	31,757	$2.75

	48,624	29,766	78,390	$1.65

Options Granted	—	1,000	1,000	$2.32
Options Exercised	—	—	—	N/A
Options Forfeited	(1,151)	(1,068)	(2,219)	$(1.94)
Options Vested	13,694	(13,694)	—	$2.00

Net change in options	12,543	(13,762)	(1,219)	$—

Outstanding, December 31, 2005
2001 Grant	22,397	—	22,397	$0.79
2002 Grant	23,267	—	23,267	$1.00
2004 Grant	15,253	15,254	30,507	$2.75
2005 Grant	250	750	1,000	$2.32

	61,167	16,004	77,171	$1.65

At December 31, 2005, these options have a weighted average remaining contractual life of 7 years.

QUATECH, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2005, 2004 and 2003

NOTE 7 – DESIGNATED STOCK (Continued)

The fair value of each option granted is estimated on the grant date using the Black Scholes model. The following assumptions were made in estimating fair value:

	2005	2004	2002
Dividend yield	0.00%	0.00%	0.00%
Risk-free interest rate	4.47%	4.24%	3.83%
Expected life	10 years	10 years	10 years
Expected volatility	beta 1	beta 1	beta 1

The following table illustrates the effect on net income if the fair value based method had been applied to all outstanding and unvested awards in each period:

	2005	2004	2003
Net (loss) income, as reported	$(114,225)	$5,033	$(749,446)
Add: Stock-based employee compensation expense included in reported net income, net of related tax effects	—	—	—
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	(550)	(20,259)	—

Pro forma net loss	$(114,775)	$(15,226)	$(749,446)

No compensation expense has been recognized or incurred as the exercise price approximates fair value.

NOTE 8 – CAPITAL STRUCTURE

The Company authorized 2,000,000 shares of preferred stock of which 650,000 are designated 9% Series A Convertible, Redeemable shares (Series A Preferred). At December 31, 2005 and 2004, the preferred shares issued consisted of the 650,000 Series A Preferred shares with a par value of $.00001. These shares are reported on the balance sheet at the funded value. At par value, the Series A Preferred account equals $6.50. Dividends are cumulative and accrue quarterly in arrears at a rate of $.18 per share. All but $29,250 of dividends payable through 2005 and 2004 were paid in full by December 31, 2005 and 2004, respectively. Such amounts have been included in accrued and withheld taxes and expenses. In the event that the Company has funds available for dividends but does not pay accrued dividends due for three consecutive quarters, the dividend rate will increase to $.24 per share.

QUATECH, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2005, 2004 and 2003

NOTE 8 – CAPITAL STRUCTURE (Continued)

Each share of the Series A preferred stock is entitled to receive a liquidation preference equal to $2.00 per share plus all accrued but unpaid dividends. In the event that the Company’s distributable assets and funds are insufficient to pay the full preferential amount, the distribution will be made in proportion to the number of shares held by each shareholder. Each Series A Preferred share is convertible at any time into shares of Common Stock, as determined by dividing the issuance price as defined in the agreement by the conversion price at the time of conversion.

In the event of a public offering, the shares will convert to Common Stock automatically if the sale price is at least $22 per share and is greater than $15 million in aggregate. The Series A Preferred stock can be redeemed at the option of the holder upon the later of a) July 31, 2007 or b) payment by the Company of outstanding indebtedness to the preferred shareholder. The redemption price shall be equal to the price at which the share was issued plus all accrued but unpaid dividends plus a per share amount as defined in the agreement. Each share of the Series A preferred stock is entitled to voting rights.

The Company authorized 3,000,000 shares of Common Stock of which 302,236 shares with a par value of $.00001 have been issued. The shares are reported on the balance sheet at the funded value. At par value, the Common Stock account equals $3. Each share of Common Stock is entitled to voting rights.

During 2003, 31,920 shares of treasury stock were purchased from various stockholders. The shares are recorded in the accompanying financial statements at cost.

NOTE 9 – SEGMENT INFORMATION and MAJOR CUSTOMERS

Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the Company’s chief operating decision-maker, or decision-making group, in deciding how to allocate resources and in assessing performance. The Company’s chief executive officer reviews financial information and makes operational decisions based upon the Company taken as a whole. Therefore, the Company reports as a single segment.

Sales to one customer accounted for 9.7% and 32.8% of total net sales in 2005 and 2004, respectively. The accounts receivable balance for this customer was $1,550 and $394,171 at December 31, 2005 and 2004, respectively. Sales to another customer accounted for 11.2% and 9.7% of total net sales in 2005 and 2004, respectively. The accounts receivable balance for this customer was $101,105 and $94,673 at December 31, 2005 and 2004, respectively.

NOTE 10 – UNCONDITIONAL PURCHASE OBLIGATIONS

The Company has a purchase agreement with a third party vendor that renews annually whereby the Company is committed to purchases of specific inventory parts over the next year at the most recent prices quoted by the third party. There are no required minimum quantities under these arrangements.

Purchases under one agreement totaled approximately $1,972,000, $3,500,000, and $3,030,000 for the years ended December 31, 2005, 2004, and 2003, respectively. The purchases under this agreement accounted for approximately 60% of the Company’s total purchases for the years ended December 31, 2005, 2004 and 2003. Outstanding purchase orders under this arrangement totaled approximately $278,000 and $249,000 at December 31, 2005 and 2004, respectively.

QUATECH, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2005, 2004 and 2003

NOTE 11 – RELATED PARTY TRANSACTIONS

Shipping and Handling

During 2004, the Company began using the services of a related party for shipping and handling services. Total expenditures under this arrangement were approximately $124,000 and $64,000 for the years ended December 31, 2005 and 2004, respectively. Such amounts represent approximately 50% of shipping and handling costs incurred by the Company during 2005 and 2004. At December 31, 2005 and 2004, amounts due under this arrangement totaled approximately $9,000 and $8,000, respectively,

Purchasing Agreement

Total purchases under this arrangement were approximately $397,000 and $140,000 for the years ending December 31, 2005 and 2004, respectively. Such amounts represent less than 5% and 3% of the Company’s total purchases for the years ending December 31, 2005 and 2004, respectively. Outstanding purchase orders under this arrangement totaled approximately $421,000 and $364,000 at December 31, 2005 and 2004, respectively.

NOTE 12 – EMPLOYEE BENEFIT PLAN

The Company has a defined contribution plan covering substantially all employees. The Company matches 25% of employee deferral contributions up to 6% of eligible wages, as defined. The Company contributed matching contributions of approximately $25,000, $23,000, and $24,000 in the fiscal years ended December 31, 2005, 2004, and 2003, respectively.

NOTE 13 – SUBSEQUENT EVENTS

Merger

On February 28, 2006, QuaTech completed the previously announced merger (the “Merger”) with DPAC Technologies, Corp. (“DPAC”). Under terms of the Merger agreement, QuaTech became a wholly-owned subsidiary of DPAC and the former QuaTech shareholders were issued, in the aggregate, 64,095,857 shares of DPAC common stock, resulting in the former QuaTech shareholders holding approximately 74.5% of the issued and outstanding shares of DPAC common stock. For accounting purposes, the transaction will be considered a reverse-acquisition of DPAC by QuaTech.

Through December 31, 2005, the Company incurred approximately $417,000 of direct costs associated with the merger. In accordance with SFAS 141 – Business Combinations, the direct costs associated with a business combination have been capitalized. Upon the completion of the proposed merger, such costs will be included in the purchase price.

QUATECH, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2005, 2004 and 2003

NOTE 13 – SUBSEQUENT EVENTS (Continued)

License Agreement

Under terms of the previously announced License Agreement with DPAC, at December 31, 2005, QuaTech had unpaid royalties under the License Agreement totaling $133,530, of which, $45,865 were included in accrued and withheld taxes and expenses and $87,665 were included in accounts payable. Royalties incurred for the year ended December 31, 2005 totaled $146,020. Through December 31, 2005, approximately $50,000 has been incurred in legal fees associated with the License Agreement. Such costs have been capitalized and will be amortized over the life of the agreement. Immediately preceding the merger on February 28, 2006, QuaTech elected to prepay any and all license fees for a one-time cash payment of $2,400,000.

Financing Agreements

In conjunction with the merger, the Company entered into the following financing agreements.

On January 27, 2006, QuaTech entered into a Loan Agreement with the Director of Development of the State of Ohio for a $2,500,000 Innovation Ohio Loan. Through December 31, 2005, approximately $63,000 of costs have been incurred in connection with this arrangement, which have been capitalized and will be amortized over the life of the financing arrangement. The Loan Agreement calls for interest only payments through February 2007. Thereafter, QuaTech is obligated to make 48 consecutive monthly principal payments of $10,417 plus interest, with the balance due on February 1, 2011. Interest to be charged is at a fixed rate of 8%. In addition, there will be an annual 1% service fee in years one through five and a 10% participation fee due at the time of final payment.

On February 28, 2006, QuaTech entered into a certain Fifth Amendment to Credit Agreement with National City Bank (“National City Credit Agreement”) Pursuant to the National City Credit Agreement, QuaTech has borrowed $600,000 as a term loan and has access to a revolving commitment of up to $2,000,000. The term loan is payable in 18 consecutive monthly installments of principal beginning on March 5, 2006 in the amount of $16,667.00 for the first 17 installments and the unpaid balance payable as the 18th installment. The revolving commitment allows QuaTech to borrow and repay based upon working capital needs. The amount of available borrowing under the revolving commitment is based upon a borrowing base of QuaTech’s eligible accounts receivable and inventory. The interest rate on the term loan is the prime rate plus 2% and is payable monthly. Interest accrues on the revolving credit at a rate that may fluctuate from 0.5% to 4% above the prime rate depending upon the Senior Debt to EBITA ratio of QuaTech as determined by the terms of the National City Credit Agreement. National City is secured by all of the assets of QuaTech and Steven D. Runkel (the CEO and a director of the Company) and William Roberts (a director of the Company) have personally guaranteed QuaTech’s indebtedness to National City under the term loan.

On February 28, 2006, the QuaTech entered into a certain Joinder Agreement and Third Amendment to Subordinated Loan and Security Agreement with The HillStreet Fund, L.P. (“HillStreet”) and DPAC Technologies Corp. Under terms of the existing Subordinate Term Loan agreement, the balance of $3,000,000 would become due upon completion of the merger. Under terms of the new agreement, $1,500,000 of the existing debt was paid upon consummation of the merger and the remaining balance of $1,500,000 will become due August 31, 2007 and bears interest at a rate of 15% per annum payable monthly. The HillStreet Debt may be prepaid at any time without penalty. Upon payment of the HillStreet Debt, the Company and DPAC must also pay HillStreet a success fee of $500,000. The HillStreet Debt is secured by all the assets of the Company and DPAC, which security interest is subordinated to the interest of National City Bank. The agreement includes a closing fee of $150,000. The arrangement also includes detachable warrants, with a put option, equivalent to 5% of the common stock of DPAC after the merger.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DPAC Technologies Corp.

Date: May 12, 2006	By:	/s/ Steven D. Runkel
		Name:	Steven D. Runkel
		Title:	Chief Executive Officer

Exhibit Index

Exhibit No.	Description

4.1	Registration Rights Agreement, between DPAC Technologies Corp. and the HillStreet Fund, LP, dated as of February 28, 2006. (Previously filed.)

4.2	Warrant to Purchase Common Stock of DPAC Technologies Corp., issued to The HillStreet Fund, LP, dated as of February 28, 2006. (Previously filed.)

10.1	Employment Agreement, between Steven D. Runkel and DPAC Technologies Corp., effective as of February 28, 2006. (Previously filed.)

10.2	Subordinated Loan and Security Agreement, between WR Acquisition, Inc., as Borrower, and The HillStreet Fund, L.P., as Lender, dated as of July 28, 2000 (the “HillStreet Loan Agreement”). (Previously filed.)

10.3	First Amendment to the HillStreet Loan Agreement, dated as of August 5, 2005. (Previously filed.)

10.4	Second Amendment to the HillStreet Loan Agreement, dated as of January 27, 2006. (Previously filed.)

10.5	Third Amendment to the HillStreet Loan Agreement, dated as of February 28, 2006. (Previously filed.)

10.6	Credit Agreement, between WR Acquisition, Inc., as Borrower, and National City Bank, as Lender, dated as of July 28, 2000 (the “National City Credit Agreement”). (Previously filed.)

10.7	First Amendment to the National City Credit Agreement, dated as of March 25, 2002. (Previously filed.)

10.8	Second Amendment to the National City Credit Agreement, dated as of September 4, 2002. (Previously filed.)

10.9	Third Amendment to the National City Credit Agreement, dated as of November 25, 2003. (Previously filed.)

10.10	Fourth Amendment to the National City Credit Agreement, dated as of July 21, 2005. (Previously filed.)

10.11	Fifth Amendment to the National City Credit Agreement, dated as of February 28, 2006. (Previously filed.)

10.12	Loan Agreement, between QuaTech, Inc., as Borrower, and the Director of Development of the State of Ohio, as Lender, dated as of January 27, 2006. (Previously filed.)

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Independent Registered Public Accounting Firm

99.1	Press release of DPAC Technologies Corp., dated February 28, 2006. (Previously filed.)